________________________________

SUPPLEMENTAL INDENTURE

Dated as of April 22, 2011

to

INDENTURE

Dated as of January 29, 2004

among

VAIL RESORTS, INC., as Issuer

and

THE GUARANTORS NAMED THEREIN, as Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

________________________________

6 ¾% Senior Subordinated Notes due 2014

THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) is dated as of April 22, 2011, by and among Vail Resorts, Inc., a Delaware corporation (the “Company”), the Guarantors named on the signature pages hereto, and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as Trustee (the “Trustee”).

RECITALS

A.           The Company, the Guarantors and the Trustee have executed and delivered an Indenture dated as of January 29, 2004 (as amended and supplemented, the “Indenture”), providing for the issuance of the Company’s 6 ¾% Senior Subordinated Notes due 2014 (the “Notes”).

B.           The Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated April 11, 2011 (the “Offer to Purchase”) and the related consent and letter of transmittal that applies to the Notes.

C.           Pursuant to and in accordance with Section 9.02 of the Indenture, the Company has obtained, on or prior to the date hereof, the consent of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or any Affiliate of the Company) to the amendments to the Indenture set forth in this Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE I

Section 1.1 Deletion of Definitions and Related References.

Article 1 of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references in the Indenture are eliminated as a result of the amendments set forth in Article II of this Supplemental Indenture.

ARTICLE II

Section 2.1	Amendments to Articles 4, 5 and 6.

Subject to Section 3.5 hereof, the Indenture is hereby amended by deleting the following provisions of the Indenture and all references thereto in their entirety and inserting in lieu thereof the phrase “[Intentionally Omitted]”:

Section 3.10  Offer to Purchase by Application of Excess Proceeds;
Section 4.04  Reports;
Section 4.06  Taxes;
Section 4.07  Stay, Extension and Usury Laws;
Section 4.08  Corporate Existence; Maintenance of Properties and Insurance;
Section 4.09  Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock;
Section 4.10  Limitation on Restricted Payments;
Section 4.11  Limitation on Liens;
Section 4.12  Limitation on Transactions with Affiliates;
Section 4.13  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries;
Section 4.14  Limitation on Layering Debt;
Section 4.15  Payments for Consent;
Section 4.16  Asset Sales;
Section 4.17  Offer to Repurchase Upon Change of Control;
Section 4.18  Additional Subsidiary Guarantees;
Clauses (iii) and (iv) of the first paragraph of Section 5.01  (which impose certain limitations on mergers, consolidations and other transactions); and
Sections 6.01(4), 6.01(6), 6.01(7) and 6.01(8)  (which provide for certain Events of Default).

Section 2.2	Amendments to Notes.

Subject to Section 3.5 hereof, the Notes are hereby deemed to be amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1 Definitions.

Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

Section 3.2 Confirmation of Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed, and all the terms shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict, the provisions of this Supplemental Indenture shall control.

Section 3.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture.  The Trustee assumes no responsibility for the correctness of the recitals contained herein.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

In acting hereunder:

(a)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 3.4 Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.5 Effectiveness.

The provisions of this Supplemental Indenture shall be effective immediately upon execution and delivery of this instrument by the parties hereto.  Notwithstanding the foregoing sentence, the provisions of Article II of this Supplemental Indenture shall become operative only upon the acceptance for purchase by the Company of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or any Affiliate of the Company) pursuant to the Offer to Purchase.

Section 3.6 Counterpart Originals.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of them together shall represent the same agreement.

Section 3.7 Severability.

In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.8 Effect of Headings.

The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.9 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns. All covenants and agreements in this Supplemental Indenture by the Trustee shall bind its successor and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

THE COMPANY:

Vail Resorts, Inc.

      By:         /s/ Jeffrey W. Jones

      Name:   Jeffrey W. Jones

      Title:    Chief Financial Officer

THE GUARANTORS:
All Media Associates, Inc.
All Media Holdings, Inc.
Arrabelle at Vail Square, LLC
Beaver Creek Associates, Inc.
Beaver Creek Consultants, Inc.
Beaver Creek Food Services, Inc.
Breckenridge Resort Properties, Inc.
Bryce Canyon Lodge Company
Colter Bay Café Court, LLC
Colter Bay Convenience Store, LLC
Colter Bay Corporation
Colter Bay General Store, LLC
Colter Bay Marina, LLC
Crystal Peak Lodge of Breckenridge, Inc.
Delivery Acquisition, Inc.
Gillett Broadcasting, Inc.
Grand Teton Lodge Company
Heavenly Valley, Limited Partnership
Jackson Hole Golf & Tennis Club Snack Shack, LLC
Jackson Hole Golf and Tennis Club, Inc.
Jackson Lake Lodge Corporation
Jenny Lake Lodge, Inc.
Jenny Lake Store, LLC
JHL&S LLC
Keystone Conference Services, Inc.
Keystone Development Sales, Inc.
Keystone Food & Beverage Company
Keystone Resort Property Management Company
Lake Tahoe Lodging Company
Lodge Properties Inc.
Lodge Realty, Inc.
Mesa Verde Lodge Company
National Park Hospitality Company
One Ski Hill Place, LLC
Property Management Acquisition Corp., Inc.
RCR Vail, LLC
Rockresorts (St. Lucia) Inc.
Rockresorts Arrabelle, LLC
Rockresorts Cheeca, LLC
Rockresorts Cordillera Lodge Company, LLC
Rockresorts DR, LLC
Rockresorts Equinox, Inc.
Rockresorts Hotel Jerome, LLC
Rockresorts International, LLC
Rockresorts LaPosada, LLC
Rockresorts Rosario, LLC
Rockresorts Ski Tip, LLC

Rockresorts Tempo, LLC
Rockresorts Third Turtle, Ltd.
Rockresorts Wyoming, LLC
Rockresorts, LLC
Soho Development, LLC
SSI Venture LLC
SSV Holdings, Inc.
Stampede Canteen, LLC
Teton Hospitality Services, Inc.
The Chalets at the Lodge at Vail, LLC
The Vail Corporation
The Village at Breckenridge Acquisition Corp., Inc.
VA Rancho Mirage I, Inc.
VA Rancho Mirage II, Inc.
VA Rancho Mirage Resort, L.P.
Vail Associates Holdings, Ltd.
Vail Associates Investments, Inc.
Vail Associates Real Estate, Inc.
Vail Food Services, Inc.
Vail Holdings, Inc.
Vail Hotel Management Company, LLC
Vail Resorts Development Company
Vail Resorts Lodging Company
Vail RR, Inc.
Vail Summit Resorts, Inc.
Vail Trademarks, Inc.
Vail/Arrowhead, Inc.
Vail/Beaver Creek Resort Properties, Inc.
VAMHC, Inc.
VR Heavenly I, Inc.
VR Heavenly II, Inc.
VR Holdings, Inc.
Zion Lodge Company

      By:         /s/ Jeffrey W. Jones

      Name:  Jeffrey W. Jones
Title: Authorized Person

THE TRUSTEE:

The Bank of New York Mellon Trust Company, N.A.

      By:        /s/ Alex Briffett

      Name:  John A. (Alex) Briffett

      Title:   Authorized Signatory